UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2010

RENASANT CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi		38804-4827
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Renasant Bank, a wholly-owned subsidiary of Renasant Corporation (the “Company”), maintains the Renasant Bank 401(k) Plan (the “Plan”). The administrator of the Plan has decided to change the investment options available under the Plan. To effect these changes, participants in the Plan will be subject to a blackout period during which they will be unable to change investment options under the Plan, obtain a loan from the Plan or obtain a distribution or withdrawal from the Plan. The blackout period for the Plan will begin on January 4, 2011 and is expected to end on January 5, 2011, unless extended.

On December 13, 2010, the Company sent a notice to its directors and executive officers informing them of a temporary suspension of transactions by directors and executive officers involving Company equity securities in connection with the blackout period under the Plan. The notice stated that the blackout period for the 401(k) plan will commence on January 4, 2011 and is expected to end on January 5, 2011. The notice, which was provided to the Company’s directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and includes the information required by Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Notice delivered to directors and executive officers of Renasant Corporation on December 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION

Date: December 13, 2010	By:	/S/ E. ROBINSON MCGRAW

E. Robinson McGraw
Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Notice delivered to directors and executive officers of Renasant Corporation on December 13, 2010.